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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

              Date of Report (date of earliest event reported):

                              SEPTEMBER 2, 1999

                        MIDDLE BAY OIL COMPANY, INC.
          (Exact name of Registrant as specified in its charter)

ALABAMA                         0-21702                  63-1081013
-------                         -------                  ----------
(State or other jurisdiction    (Commission File         (IRS Employer
of incorporation)               Number)                  Identification No.)

              1221 Lamar, Suite 1020, Houston, Texas 77010
          (Address of principal executive offices and zip code)

                               (713)759-6808
           Registrant's telephone number, including area code


ITEM 5 - OTHER EVENTS

Middle Bay Oil Company, Inc. ("Middle Bay") and its largest shareholder, 3TEC Energy Company, L.L.C., have entered into multiple letters of intent to purchase properties and interests owned by a group of private sellers which is managed by Floyd Oil Company. The transaction is subject to the execution of definitive agreements and completion of due diligence. Closing is expected to occur in late October or November 1999.

Initial drafts of definitive agreements have been mailed to the sellers during the week of October 18, 1999. The timing of these potential transactions depends on the progress of completion of executed definitive agreements as well as the completion of due diligence by Middle Bay. Middle Bay will finance the transactions using existing cash reserves and a new bank line which is currently being negotiated with a group of banks. The successful completion of the bank negotiation is an additional contingency to the closing of the transactions.

The October 7, 1999 press release is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

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ITEM 7 FINANCIAL STATEMENTS AND EXHIBIT

Exhibits.    The following exhibit is filed herewith:

99.1         Press Release issued by the Registrant on October 7, 1999


                                  SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       Middle Bay Oil Company, Inc.
                                       (Registrant)

Date: October 22, 1999                 By:  /s/ Floyd C. Wilson
                                          -------------------------
                                          Floyd C. Wilson
                                          President, Chief Executive Officer
                                          and Chairman of the Board

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Exhibit 99.1

FOR IMMEDIATE RELEASE                       For further information contact:
                                            Steve W. Herod
                                            713/759-6808, Ext. 104

      MIDDLE BAY OIL COMPANY, INC. ANNOUNCES SIGNIFICANT ACQUISITION

HOUSTON, TEXAS, OCTOBER 7, 1999.... Middle Bay Oil Company, Inc. ("Middle
Bay") (NASDAQ: MBOC) and its largest shareholder, 3TEC Energy Company, LLC, announced today that Middle Bay has entered into an agreement for the acquisition of properties and interests owned by a group of private sellers and managed by Floyd Oil Company. The majority of the properties are located in Texas and Louisiana. The transaction has an approximate purchase price of $94 million and is subject to the execution of definitive agreements and completion of due diligence. Closing is expected to be in October 1999. The acquisition has an effective date of January 1, 1999.

The properties being acquired have estimated proved reserves on a SEC basis at August 1, 1999 of 186 BCFE with 73% of the reserves classified as proved developed producing. The reserves being acquired are 76% natural gas. Middle Bay will operate the majority of the properties.

On a pro-forma basis, this acquisition will increase Middle Bay's total proved reserves to 252 BCFE and increase daily production to 39 MMCFPD and 3,600 BOPD.

Floyd C. Wilson, President and Chief Executive Officer of Middle Bay, stated, "This transaction is an early and significant step in the execution of our business plan. These properties increase our presence in key operating areas and add significantly to our attractive and extensive inventory of development opportunities."

Middle Bay Oil Company, Inc. is an independent oil and gas exploration and production company, headquartered in Houston, Texas, with operations in Texas, Louisiana, Kansas and Oklahoma.

The information contained in this press release may contain projections, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, environmental risks, drilling, producing and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, government regulation, competition and the ability of the Company to meet its stated business goals.